EXHIBIT 8.1

                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            New York, New York 10166

                                October 29, 2002

Comcertz ABS Corporation
c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, NY 10005

Commerzbank Capital Markets Corporation
1251 Avenue of the Americas
New York, NY 10020-1104

         Re:  Comcertz ABS Corporation

Ladies and Gentlemen:

      We have acted as federal tax counsel to Comcertz ABS Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3, as amended to the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). As described in the Registration Statement, the Company may form one or more Trusts (each, a "Trust"), each of which may issue various series of Certificates (and may issue various Classes of Certificates within any given series) pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and U.S. Bank Trust National Association or another trustee to be identified in the prospectus supplement for such series of Certificates. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the related prospectus contained therein, the form of Trust Agreement attached as an exhibit thereto, the form of the Certificates set forth in the Trust Agreement and such other agreements, documents, instruments and corporate records, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for this opinion.

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers or other representatives of the Company.

      The discussion of federal income tax consequences appearing in the prospectus contained in the Registration Statement under the heading "Material Federal Income Tax Consequences" represents our opinion as to the material federal income tax consequences of purchasing, owning and disposing of the Certificates.

      Our opinion is based on the facts as set forth in the Registration Statement and on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions.


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      We hereby consent to the use of this opinion as an exhibit to the
Registration Statement. We consent to the references to our firm's name under the caption "Material Federal Income Tax Consequences" in the prospectus and "Legal Opinions" in the prospectus. By giving such consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,


                                         /s/ Clifford Chance US LLP


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